UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 21, 2010

Cascade Financial Corporation
(Exact name of registrant as specified in its charter)

Washington (State of incorporation or organization)	000-25286 (Commission File Number)	91-1661954 (I.R.S. Employer Identification No.)
2828 Colby Avenue Everett, Washington (Address of principal executive offices)	98201 (Zip Code)
Registrant’s telephone number, including area code: (425) 339-5500

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
 ☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Cascade Bank (the “Bank”) entered into an agreement with the Federal Deposit Insurance Corporation and the Washington Department of Financial Institutions on July 21, 2010, which is described under Item 8.01 below.

Item 2.02  Results of Operations and Financial Condition.

On July 21, 2010, Cascade Financial Corporation (the “Company”) issued a press release announcing its financial results for the quarter ended June 30, 2010. A copy of the press release is furnished as Exhibit 99.1 to this Report

The information in this Form 8-K and the attached Exhibit furnished pursuant to this Item 2.02 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)           On July 16, 2010, the Company received a letter from Craig G. Skotdal, a member of the Company’s Board of Directors and its Corporate Governance and Nominating Committee and its Finance Committee, advising of his resignation from the Boards of Directors of the Company and the Bank, effective immediately.

On July 20, 2010, the Company received a letter from Dwayne R. Lane, a member of the Company’s Board of Directors and its Corporate Governance, Nominating and Audit Committees, advising of his resignation from the Boards of Directors of the Company and the Bank, effective immediately.

In their letters of resignation, Messrs. Skotdal and Lane advised that they were resigning because they have fundamental differences with the Company’s chief executive officer and a majority of the other directors of the Company, and believe the FDIC Order will impose unreasonable and untenable conditions.

Item 8.01 Other Events.

On July 20, 2010, Cascade Bank (the “Bank”) entered into a Stipulation to the Issuance of a Consent Order and a Consent Order (collectively, the “FDIC Order”) with the Federal Deposit Insurance Corporation, or FDIC, and the Washington Department of Finance, or DFI.

The regulators alleged that the Bank had engaged in unsafe or unsound banking practices by operating with inadequate management and board supervision; engaging in unsatisfactory lending and collection practices; operating with inadequate capital in relation to the kind and quality of assets held at the Bank; operating with an inadequate loan valuation reserve; operating with a large volume of poor quality loans; operating in such a manner as to produce low earnings and operating with inadequate provisions for liquidity. By consenting to the FDIC Order, the Bank neither admitted nor denied the alleged charges.

Under the terms of the FDIC Order, the Bank cannot pay any cash dividends or make any payments to its shareholders, without the prior written approval of the FDIC and the Washington DFI. Other material provisions of the FDIC Order require the Bank to: (1) review the qualifications of the Bank’s management; (2) provide the FDIC with 30 days written notice prior to adding any individual to the Board of Directors of the Bank (the “Bank Board”) or employing any individual as a senior executive officer; (3) increase director participation and supervision of Bank affairs; (4) develop a capital plan and increase Tier 1 leverage capital to 10% of the Bank’s total assets and increase total risk-based capital to 12% of the Bank’s risk-weighted assets within 120 days, and maintain such capital levels, in addition to maintaining a fully funded allowance for loan losses satisfactory to the regulators; (5) eliminate from its books, by charge-off or collection, all loans classified “loss” and all amounts in excess of the fair value of the underlying collateral for assets classified “doubtful” in the Report of Visitation dated February 16, 2010 that have not been previously collected or charged-off, by July 30, 2010; (6) reduce the amount of loans classified “substandard” and “doubtful” in the Report of Visitation that have not previously been charged off to not more than 130% of the Bank’s Tier 1 capital and allowance for loan losses, within 180 days; (7) eventually reduce the total of all adversely classified loans by collection, charge-off or sufficiently improving the quality of adversely classified loans to warrant removing any adverse classification, as determined by the regulators; (8) formulate a written plan to reduce the Bank’s levels of nonperforming assets and/or assets listed for “special mention” by the Bank to an acceptable level and to reduce the Bank’s concentrations in commercial real estate and acquisition, development and construction loans; (9) develop a 3-year strategic plan and budget with specific goals for total loans, total investment securities and total deposits, and improvements in profitability and net interest margin, and reduction of overhead expenses; (10) submit a written plan for eliminating the Bank’s reliance on brokered deposits, in compliance with FDIC’s rules; (11) eliminate and/or correct all violations of law set forth in the Report of Visitation and the Report of Examination dated May 18, 2009, and ensure future compliance with all applicable laws and regulations; (12) implement a comprehensive policy for determining the adequacy of the allowance for loan losses satisfactory to the regulators and remedy any deficiency in the allowance in the calendar quarter discovered by a change to current operating earnings; (13) refrain from extending additional credit with respect to loans charged-off or classified as “loss” and uncollected; (14) refrain from extending additional credit with respect to other adversely classified loans, without the prior approval of a majority of the directors on the Bank Board or its loan committee, and without first collecting all past due interest; (15) implement a liquidity and funds management policy to reduce the Bank’s reliance on brokered deposits and other non-core funding sources; and (16) prepare and submit progress reports to the FDIC and the Washington DFI.

The Bank expects to continue to serve its customers in all areas including making loans, establishing lines of credit, accepting deposits and processing banking transactions. The FDIC and DFI did not impose or recommend any monetary penalties.

A copy of the FDIC Order is filed with this Form 8-K and attached hereto as Exhibit 10.1. The foregoing description of the FDIC Order is qualified in its entirety by reference to the full text of the FDIC Order.

The Company and the Bank are actively engaged in responding to the concerns raised in the FDIC Order.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
Exhibit 10.1	FDIC Order dated July 21, 2010.
Exhibit 17.1	Letter from Craig G. Skotdal dated July 16, 2010.
Exhibit 17.2	Letter from Dwayne R. Lane dated July 20, 2010.
Exhibit 99.1	Press Release dated July 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CASCADE FINANCIAL CORPORATION
(Registrant)
July 21, 2010	/s/ Carol K. Nelson
(Date)	Carol K. Nelson President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
Exhibit 10.1	FDIC Order dated July 21, 2010.
Exhibit 17.1	Letter from Craig G. Skotdal dated July 16, 2010.
Exhibit 17.2	Letter from Dwayne R. Lane dated July 20, 2010.
Exhibit 99.1	Press Release, dated July 21, 2010.